UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) February 25, 2010
LODGENET INTERACTIVE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22334	46-0371161

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

3900 West Innovation Street, Sioux Falls, SD	57107

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (605) 988-1000
n/a

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 25, 2010, LodgeNet Interactive Corporation (the “Company”) entered into an employment agreement with Frank P. Elsenbast, 44, pursuant to which Mr. Elsenbast has been engaged as the Company’s next Senior Vice President and Chief Financial Officer. Mr. Elsenbast will begin his employment with the Company on or about April 19, 2010. Mr. Elsenbast will assume the responsibilities currently held by Gary H. Ritondaro, who previously announced his intention to retire in mid-2010.
     Mr. Elsenbast brings more than 20 years of corporate finance, media industry background and public accounting experience to his new responsibilities with the Company. Since 2000, Mr. Elsenbast has been employed with ValueVision Media, Inc. (NASD:VVTV) d/b/a ShopNBC, a multi-channel electronic retailer serving 75 million homes in the US. Mr. Elsenbast most recently served as Senior Vice President and CFO of ShopNBC since 2004. Prior to joining ShopNBC, Mr. Elsenbast served in a variety of financial and analytical roles with The Pillsbury Company. Mr. Elsenbast began his career as a Certified Public Accountant with Arthur Andersen, LLP.
     Under the Employment Agreement, Mr. Elsenbast will receive a salary of $340,000 per year, an annual bonus calculated in the same manner as other senior vice presidents of the Company except that Mr. Elsenbast is guaranteed a minimum bonus of $75,000 in 2010, and other benefits consistent with those received by Company officers in comparable positions. The Employment Agreement provides for severance compensation equal to 18 months of salary in the event of termination without Cause or with Good Reason following a Change in Control, as such terms are defined in the Employment Agreement. In addition, on the date he begins his employment, Mr. Elsenbast will receive a restricted stock grant of 20,000 shares of the Company’s common stock, which will vest half on the third anniversary of his employment and half on the fourth anniversary of his employment. Mr. Elsenbast will also receive stock options to purchase 30,000 shares of the Company’s common stock at a purchase price equal to the closing stock price on the day before his first day of employment. One-quarter (7,500 shares) of these options will vest on each of the first, second, third and fourth anniversaries of his employment.
     The Employment Agreement is attached as Exhibit 10.1.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits

10.1	Employment Agreement between the Company and Frank Elsenbast, dated February 25, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2010	By	/s/ James G. Naro
James G. Naro
	Its	Senior Vice President, General Counsel, Secretary and Chief Compliance Officer